Exhibit 10.6

Pursuant to Item 601(B)(10) of Regulation S-K, certain portions of this exhibit have been redacted and, where applicable, have been marked “[***],” such redactions are immaterial and would be competitively harmful if publicly disclosed.

 MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

ii

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the “EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and MBcure Ltd. (“COMPANY”), a company formed under the laws of Israel, having its principal office at 2 Ilan Ramon, Ness Ziona, Israel.

R E C I T A L S

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating [***] and has the right to grant licenses under said PATENT RIGHTS;

WHEREAS, Timothy Kuan-Ta Lu, an inventor of the PATENT RIGHTS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of inventor name is attached as Exhibit A hereto;

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. Definitions.

1.1 “AFFILIATE” shall mean any legal entity (including, but not limited to, a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2 “COVERED MATERIAL” shall mean any active ingredient for use in the Field that, in whole or in part:

(i) absent the license granted hereunder, would infringe one or more valid claims of the PATENT RIGHTS; or

(ii) is manufactured using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS; and/or

(iii) contains an IDENTIFIED PRODUCT

1.3 “FIELD” shall mean (a) the treatment, prevention or diagnosis of any disease or condition within the labeled indications: [***] and (b) the treatment, prevention or diagnosis of any other human disease or condition by specifically targeting any of the following: [***].

COMPANY may request, from time to time, the inclusion of one or more additional bacteria to the FIELD; if MIT has not granted an exclusive license with respect to such requested bacteria that would prevent the inclusion of such bacteria in the license, the parties will negotiate in good faith the possibility of including such additional bacteria to the FIELD.

1.4 “IDENTIFIED PRODUCT” shall mean any product that in whole or in part is created, developed, discovered, identified or selected by the use of LICENSED PROCESS(ES) by the COMPANY or AFFILIATES or SUBLICENSEES. Notwithstanding the foregoing, any IDENTIFIED PRODUCT that also falls within the definition of LICENSED PRODUCT shall still be deemed a LICENSED PRODUCT for the purposes of the AGREEMENT and COMPANY shall make all payments due for a LICENSED PRODUCT

1.5 “IMPROVEMENT” shall mean any patentable or potentially patentable invention that:

(i) is made under an M.I.T. research program in the laboratory of Timothy Kuan-Ta Lu as the Principal Investigator (“Principal Investigator”);

(ii) is disclosed to the M.I.T. Technology Licensing Officer within [***] of the EFFECTIVE DATE;

(iii) is dominated by claims of the PATENT RIGHTS licensed under this Agreement and listed in Appendix A as of the EFFECTIVE DATE; and

(iv) is available for licensing after satisfaction of any obligations to third parties, including without limitation sponsors of the research leading to such invention.

1.6 “LICENSED PRODUCT” shall mean any product that, in whole or in part:

(i) absent the license granted hereunder, would infringe one or more valid claims of the PATENT RIGHTS; or

(ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.7 “LICENSED PROCESS” shall mean any process the practice of which, absent the license granted hereunder, would infringe one or more valid claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

1.8 “NET SALES” shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS, IDENTIFIED PRODUCTS, and LICENSED PROCESSES, less the following:

(i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection or return;

(iii) portions of invoiced amounts written off by COMPANY or its AFFILIATES as uncollectable (if such amounts are subsequently collected, they will be deemed NET SALES in the quarter in which they are collected); and

(iv) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT, IDENTIFIED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY, its AFFILIATE or a SUBLICENSEE; and

(v) outbound transportation (including packaging, freight, shipping and insurance) costs if separately stated on the invoice.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the date of billing for a LICENSED PRODUCT, IDENTIFIED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT, IDENTIFIED PRODUCT or a LICENSED PROCESS is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY for sales to similarly situated customers (e.g. customers of similar size, buying power and/or strategic value in the same or similar territory, taking into consideration factors such as government imposed pricing and local pricing of therapeutics) or distributed for non-monetary consideration (whether or not at a discount), NET SALES shall be calculated based on the average price (the average price is not calculated using sale prices of LICENSED PRODUCTS, IDENTIFIED PRODUCTS or LICENSED PROCESSES that are substantially lower than customary price or that are distributed for non-monetary consideration) of the same LICENSED PRODUCT, IDENTIFIED PRODUCT or LICENSED PROCESS charged to an independent third party in the same territory during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT, IDENTIFIED PRODUCTS or LICENSED PROCESS.

Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCTS, IDENTIFIED PRODUCTS or LICENSED PROCESSES without the prior written consent of M.I.T.

If a LICENSED PRODUCT or IDENTIFIED PRODUCT is sold in any country in the form of a combination product containing one or more active ingredients in addition to the Covered Material (“Combination Product”), [***]. If, in a specific country, the Covered Material or the other active ingredient(s) is not sold separately, a market price for the Covered Material and the other active ingredient(s) in the Combination Product shall be determined by Company in good faith and in accord with generally accepted accounting practices. If MIT disagrees with the market price attributed by Company to the Covered Material and/or other active ingredient(s) in the Combination Product as set forth in any royalty report provided by Company to MIT, MIT will be entitled to notify Company in writing of such disagreement within [***] of receipt of the relevant report and the parties will resolve such disagreement in accordance with the following “baseball arbitration” procedure:

(a) If MIT notifies Company of any disagreement with respect to the market price values attributed by Company to any priced components of any Combination Product as set forth in a royalty report provided by Company pursuant to Section 5.2 (“Attributed Market Price”), executive officers of each of the parties shall meet within [***] of such notice to negotiate in good faith and agree on such Attributed Market Prices provided, however, that Company shall provide, in advance of such meeting, and to MIT’s reasonable satisfaction, detailed written information sufficient for such executive offices to understand the full rationale for Company’s Attributed Market Price. If the dispute has not been resolved within [***] after the commencement of such meeting or if meeting has not commenced within [***] after MIT’s notice of disagreement, then either Party may initiate a demand for arbitration under the International Chamber of Commerce Rules of Arbitration as then in effect and, except as set forth herein, the dispute will be arbitrated in accordance with such rules. The arbitration shall be final and binding.

(b) The arbitration shall be conducted before a panel of [***] arbitrators, each (i) with significant expertise and experience in the marketing and sale of products in the field of the Combination Product and (ii) not then nor previously employed by either party or any of their respective Affiliates, nor (unless agreed otherwise by the parties) serving or having served as a consultant of either of the parties and/or their respective Affiliates. The arbitration shall be held in a mutually agreeable location or, if the parties cannot agree upon a location within [***] after the arbitrator panel has been constituted, at a location deemed fair to the Parties by the arbitrators. The arbitration shall be conducted in English.

(d) Within [***] after the selection of the arbitration panel, each party shall submit to the arbitrators and exchange with each other its arguments regarding the Attributed Market Price at issue.

(e) Within [***] after the date of the delivery to the arbitrator(s) of such arguments by the parties, the arbitrator(s) shall deliver its/their decision to the parties by facsimile and electronic transmission. The arbitrator shall be limited to awarding only one or the other of the two figures submitted. The decision of the arbitrator(s) shall be determinative with respect to the Attributed Market Price at issue.

(f) Each Party shall bear the costs of its own counsel fees and expenses and half of the costs of the arbitration, unless the arbitrators determine that the non-prevailing Party should bear more of the costs and expenses. Judgment upon an award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

However, provided that in the case the Combination Product is sold under a Sublicense agreement and the other active ingredient(s) included in such Combination Product are not ingredient(s) licensed by Company nor its Affiliates to the Sublicensee, the market price attributed by Company to the Covered Material and the other active ingredient(s) in the Combination Product will be deemed to be fair market price if they are the same as the prices attributed to the Covered Material and the other active ingredient(s) in the Combination Product under the Sublicense agreement.

Notwithstanding the above, “Net Sales” shall not include: (i) the provision of LICENSED PRODUCTS or IDENTIFIED PRODUCTS by COMPANY, its AFFILIATES or SUBLICENSEES for use in clinical trials or compassionate treatment or the distribution of LICENSED PRODUCTS or IDENTIFIED PRODUCTS through a not-for-profit foundation to eligible patients provided that COMPANY, its AFFILIATE or SUBLICENSEE, as applicable, receives no consideration from such clinical trials or not-for-profit foundation for such use of LICENSED PRODUCTS or IDENTIFIED PRODUCTS and (ii) LICENSED PRODUCTS or IDENTIFIED PRODUCTS provided as samples to promote additional Net Sales or for test marketing purposes, in amounts consistent with normal business practices of COMPANY, its AFFILITATES or SUBLICENSEES, provided that COMPANY, its AFFILIATE or SUBLICENSEE, as applicable, receives no consideration for such samples.

1.9 “PATENT CHALLENGE” shall mean the commencement of a legal action or administrative proceeding challenging the validity or patentability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise seeking to invalidate any of the PATENT RIGHTS.

1.10 “PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE claiming priority to any of the applications described above and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of such patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.11 “REPORTING PERIOD” shall begin on the first day of each [***] and end on the last day of such [***].

1.12 “RESEARCH SUPPORT PAYMENTS” shall mean payments to COMPANY or an AFFILIATE from a SUBLICENSEE or corporate partner that are expressly intended only to fund or pay for (i) the purchase or use of equipment, supplies, products or services, or (ii) the use of employees and/or consultants, to achieve a bona fide research or development goal for the commercialization of LICENSED PRODUCTS, IDENTIFIED PRODUCTS, or LICENSED PROCESSES, as indicated by their inclusion as specific line items in a written agreement between COMPANY or AFFILIATE and the SUBLICENSEE or corporate partner.

1.13 “SUBLICENSE INCOME” shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone and bonus payments, option payments, license maintenance fees, and other payments, but specifically excluding royalties on NET SALES payable under Sections 4.1(d) and 4.1(e). For clarity, SUBLICENSE INCOME specifically excludes: (a) reimbursement of the patent expenses paid by COMPANY to MIT; (b) RESEARCH SUPPORT PAYMENTS; (c) equity investments at fair market value (excluding premiums paid as consideration for the sublicense); and (d) amounts received from a SUBLICENSEE in connection with a bona fide, fully repayable, market rate loan made by SUBLICENSEE to Company (unless such loans are forgiven prior to complete repayment).

1.14 “SUBLICENSEE” shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

1.15 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.16 “TERRITORY” shall mean world-wide.

2. Grant of Rights.

2.1 License Grants. Subject to the terms of this Agreement, including without limitation Section 2.5, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM an exclusive, royalty-bearing license under the PATENT RIGHTS to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, lease, import and have imported LICENSED PRODUCTS and IDENTIFIED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES for use in the FIELD in the TERRITORY.

2.3 Sublicenses.

(a) So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD, COMPANY shall have the right to grant sublicenses of its rights under Section 2.1; SUBLICENSEES shall not have the right to grant sublicenses, without the prior written approval of MIT who will have the sole discretion. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against M.I.T. or assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena) then COMPANY may terminate the sublicense.

(b) COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement; provided that COMPANY may redact from such copies any information COMPANY or the SUBLICENSEE deems confidential information of the parties thereto, and to the extent that it does not impair M.I.T.’s ability to ensure compliance with this Agreement.

(c) Upon termination of this Agreement for any reason, any direct SUBLICENSEE of COMPANY not then in material breach of the sublicense agreement shall have the right to obtain, upon notice to M.I.T. within [***] of termination of this Agreement, a license directly from M.I.T. on substantially similar terms and conditions as set forth herein. M.I.T. shall not be obligated to grant to any such SUBLICENSEE any rights under the PATENT RIGHTS that are broader than the rights previously granted by COMPANY to such SUBLICENSEE, or inconsistent with the rights granted to COMPANY under this Agreement. Each such SUBLICENSEE shall be deemed a third party beneficiary for purposes of this Section 2.3.

2.4 U.S. Manufacturing. As applicable to this Agreement, COMPANY agrees to comply with the requirements of 35 U.S.C. § 204 “Preference for United States Industry”, as amended, or any successor statutes or regulations.

2.5 Retained Rights.

(a) Research and Educational Use. M.I.T. retains the right on behalf of itself and all other non-profit research institutions to practice under the PATENT RIGHTS for academic research, teaching, and educational purposes.

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

2.6 Option to Improvements. To the extent that an IMPROVEMENT is available for licensing, and subject to the consent of M.I.T.’s Principal Investigator, M.I.T. hereby grants to COMPANY a first option (the “OPTION”) to add M.I.T.’s interest in such IMPROVEMENT to this Agreement, by amendment, in accordance with this Section 2.6. Promptly after the M.I.T. Technology Licensing Office receives disclosure of an IMPROVEMENT, the M.I.T. Technology Licensing Office shall notify COMPANY in writing of the IMPROVEMENT, furnishing COMPANY a copy of the invention disclosure and/or any related patent application(s). Such invention disclosure and any related patent application(s) shall be kept confidential by COMPANY. Notwithstanding the foregoing, M.I.T. shall be under no obligation to file patent applications for any IMPROVEMENT unless COMPANY exercises its OPTION with respect to such IMPROVEMENT. COMPANY may exercise its OPTION to obtain a license to patent rights on such IMPROVEMENT by notifying M.I.T. thereof in writing within [***] after M.I.T.’s notice of such IMPROVEMENT (the “OPTION PERIOD”). If COMPANY does not exercise its OPTION within the OPTION PERIOD, COMPANY’s rights under this Section 2.6 shall expire and M.I.T. shall be free to license such IMPROVEMENT to any third party. For each OPTION so exercised, COMPANY will pay M.I.T. an Improvement Addition Fee of [***] (the “Improvement Addition Fee”), and shall be responsible for the payment of fees and costs relating to the filing, prosecution and maintenance of the patent rights covering such IMPROVEMENT, subject to Section 6.4. Upon COMPANY’S exercise of such right and payment of the Improvement Addition Fee, the parties shall amend this Agreement to add the patent application(s) covering such IMPROVEMENT under applicable terms and conditions.

2.7. No Additional Rights. Except as set forth in Section 2.6, nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY Diligence Obligations.

3.1 Diligence Requirements. COMPANY shall use commercially reasonable diligent efforts, alone and/or through its AFFILIATES and/or SUBLICENSEES, to develop LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS and to introduce LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS into the commercial market; thereafter, COMPANY alone and/or through its AFFILIATES and/or Sublicensees, shall use reasonable efforts to make LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS reasonably available to the relevant patient population. Specifically, COMPANY or AFFILIATE shall fulfill the following obligations:

(a) Within [***] after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT and/or IDENTIFIED PRODUCT, specifying the number of staff and other resources to be devoted to such research and development effort.

(b) Within [***] after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and (when applicable) commercialize LICENSED PRODUCTS, IDENTIFIED PRODUCTS, or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts for the year in which the report is submitted.

(c) COMPANY or an AFFILIATE or SUBLICENSEE shall develop a candidate of a LICENSED PRODUCT or IDENTIFIED PRODUCT and test such candidate in a pre-clinical proof of concept study (demonstration of efficacy in lysing the target bacteria under an in vitro and model animal setting) on or before the [***] of the EFFECTIVE DATE. Upon successful completion of such proof of concept, the relevant candidate will be designated as a “Candidate Product” and within [***] of such a designation, COMPANY will notify M.I.T. in writing.

(d) COMPANY and/or AFFILIATES shall permit an in-plant inspection by M.I.T. on or before [***], and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least [***] between each such inspection.

(e) COMPANY, alone or together with its AFFILIATES and/or SUBLICENSEE(s), shall expend at least the amounts set forth below on research and/or development of LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS in each calendar year (pro-rated for partial years) and ending with the first commercial sale of a LICENSED PRODUCT or IDENTIFIED PRODUCT:

[***]	[***]
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(f) By the [***] of the [***], COMPANY or an AFFILIATE or SUBLICENSEE shall [***] with a LICENSED PRODUCT or IDENTIFIED PRODUCT [***].

(g) By the [***] of the [***], COMPANY or an AFFILIATE or SUBLICENSEE shall [***] with a LICENSED PRODUCT or IDENTIFIED PRODUCT.

(h) By the [***] of the [***], COMPANY or an AFFILIATE or SUBLICENSEE shall [***] for a LICENSED PRODUCT or IDENTIFIED PRODUCT.

(i) By the [***] of the [***], COMPANY or an AFFILIATE or SUBLICENSEE shall [***] for a LICENSED PRODUCT or IDENTIFIED PRODUCT and shall [***] LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS.

(j) By the [***] of the [***], COMPANY or an AFFILIATE or SUBLICENSEE shall [***] of a LICENSED PRODUCT or IDENTIFIED PRODUCT.

(k) By the [***] of the [***], COMPANY or an AFFILIATE or SUBLICENSEE shall [***] for a [***] LICENSED PRODUCT or IDENTIFIED PRODUCT in the [***].

In the event that M.I.T. reasonably determines that COMPANY (together with its AFFILIATES and SUBLICENSEES) has failed to fulfill any of its obligations under this Section 3.1, then M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b), subject to the applicable cure periods therein. Notwithstanding the foregoing, in the event that COMPANY anticipates a failure to meet an obligation in any of Sections 3.1(f)-(k) due to unexpected technical, adverse events or regulatory difficulties, COMPANY will promptly advise M.I.T. in writing, and representatives of each party will meet to review the reasons for anticipated failure and discuss in good faith a potential revision to the diligence schedule. COMPANY and M.I.T. will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) to the relevant obligation(s). Any such future changes to these diligence obligations that would extend the first commercial sale of the first LICENSED PRODUCT or IDENTIFIED PRODUCT past [***] post the date of [***] would be subject to [***] extension fee of [***].

M.I.T. will not terminate the Agreement for COMPANY’s failure to meet its diligence obligations found in sections 3.1 (f-j) if LICENSED PRODUCTS or IDENTIFIED PRODUCTS have entered the clinical phase. However, M.I.T. at its sole discretion, may remove from the FIELD the subfield ([***]) that COMPANY is failing to meet its diligence obligations for as defined in sections 3.1 (g) or 3.1 (k) (“NON-DILIGENT FIELD”), except with respect to LICENSED PRODUCTS or IDENTIFIED PRODUCTS in such field that entered the clinical phase and any COVERED MATERIAL included in such products, and all of COMPANY’s and its AFFILIATE’s rights in the NON-DILIGENT FIELD shall terminate except with respect to such LICENSED PRODUCTS or IDENTIFIED PRODUCTS in such subfield that entered the clinical phase and any COVERED MATERIAL included in such products. The removal of the NON-DILIGENT FIELD will not affect the remaining terms of this Agreement or COMPANY’s rights with respect to LICENSED PRODUCTS or IDENTIFIED PRODUCTS in such field that entered the clinical phase and any COVERED MATERIAL included in such products.

4. Royalties and Payment Terms.

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. within [***] of the EFFECTIVE DATE a license issue fee of twenty-five thousand dollars ($25,000), and, in accordance with Section 6.3, [***]. These payments are nonrefundable.

(b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

[***]	[***]
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[***]	[***]
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This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Milestone Payments. COMPANY shall pay to M.I.T. the following payments within [***] following the achievement of the relevant Milestone Event set forth below for each LICENSED PRODUCT or IDENTIFIED PRODUCT (for clarity, two or more products that contain the same COVERED MATERIAL will be deemed the same LICENSED PRODUCT or IDENTIFIED PRODUCT), regardless of whether such milestone is achieved by COMPANY or by an AFFILIATE or a SUBLICENSEE:

Milestone Event	Payment
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If COMPANY receives a payment constituting SUBLICENSE INCOME that is directly attributable to the occurrence of a Milestone Event or circumstance substantially equivalent to such Milestone Event and COMPANY has paid or is obligated to pay to M.I.T. its due share of such payment under the clause entitled “Sublicense Income”), such payment on account of such SUBLICENSE INCOME shall be fully creditable against the Milestone Payment due to MIT such that M.I.T. shall receive either the total value of its due share of SUBLICENSE INCOME only or it’s due share of the Milestone Payment only, whichever is greater, but not the sum of both amounts.

Furthermore, in the case of any future changes to the diligence obligations in Section 3.1 that would extend the first commercial sale of the first LICENSED PRODUCT past [***] post the date of first designation of a Candidate Product, and if the COMPANY has not paid [***] of the milestones payments in Section 4.1 (c) at least [***], or in the instance that a IDENTIFIED PRODUCT is being carried forward instead of a LICENSED PRODUCT and in recognition of the value of the PATENT RIGHTS and the time it takes to bring LICENSED PRODUCTS to market, COMPANY agrees that COMPANY’s obligation to pay these milestone payments with respect to the first LICENSED PRODUCT or IDENTIFIED PRODUCT to reach the relevant milestone shall survive expiration of all issued patents and filed patent applications within the PATENT RIGHTS (“Surviving Milestone Obligations”). In addition this obligation to pay Surviving Milestone Obligations shall survive termination of the AGREEMENT as specified in Section 12.6(a).

(d) Running Royalties for LICENSED PRODUCTS. COMPANY shall pay to M.I.T. running royalties for LICENSED PRODUCT(S) on annual Net Sales, as follows:

●	[***] royalties on the [***] of NET SALES of LICENSED PRODUCT(S) in the relevant calendar year;
●	[***] royalties on the next [***] NET SALES of LICENSED PRODUCT(S) in the relevant calendar year (i.e. the portion of such NET SALES in such calendar year [***].
●	[***] royalties on Net Sales of such LICENSED PRODUCT(S) [***] (i.e. the portion of such NET SALES in such calendar year [***]).

(e) Running Royalties for IDENTIFIED PRODUCTS. COMPANY shall pay to M.I.T. running royalties for IDENTIFIED PRODUCT(S) on annual Net Sales, as follows:

●	[***] royalties on the [***] of NET SALES of IDENTIFIED PRODUCT(S) in the relevant calendar year;
●	[***] royalties on the next [***] NET SALES of IDENTIFIED PRODUCT(S) in the relevant calendar year (i.e. the portion of such NET SALES in such calendar year [***]).
●	[***] royalties on Net Sales of such IDENTIFIED PRODUCT(S) [***] (i.e. the portion of such NET SALES in such calendar year [***]).

For the convenience of the parties, in recognition of the value of the PATENT RIGHTS and LICENSED PROCESSES in identifying IDENTIFIED PRODUCTS, and in the time it takes to bring IDENTIFIED PRODUCTS to market, COMPANY agrees to pay royalties under this Section on each IDENTIFIED PRODUCT for [***] after first commercial sale of such IDENTIFIED PRODUCT in the first country in which it is sold. For clarity, two or more products that contain the same COVERED MATERIAL will be deemed the same IDENTIFIED PRODUCT and the royalties will be due for a period of [***] from the first commercial sale of the first such IDENTIFIED PRODUCT. The obligation to pay running royalties on each IDENTIFIED PRODUCT shall survive termination of the AGREEMENT as specified in Section 12.6(a).

Running Royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [***] of the end of each REPORTING PERIOD.

(f) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. the following percentage on SUBLICENSE INCOME received by COMPANY or AFFILIATES:

(i)	[***] if the sublicense agreement, under which such SUBLICENSE INCOME is paid, is signed [***] in Company reaches [***];

(ii)	[***] if the sublicense agreement, under which such SUBLICENSE INCOME is paid, is signed [***] in Company reaches [***];

(iii)	[***] if the sublicense agreement, under which such SUBLICENSE INCOME is paid, is signed [***] in Company reach [***].

Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [***] of the end of each REPORTING PERIOD.

(g) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), and (iii) M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then the running royalties due hereunder shall be [***] for the remainder of the term of the AGREEMENT. In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(h) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

(i) Royalty Offset. In the event that COMPANY is contractually or by court decision required to make royalty payments to one or more third parties in order to design, discover, develop, make, use, or sell LICENSED PRODUCTS or IDENTIFIED PRODUCTS, COMPANY may offset a total of [***] of such third-party payments against any royalty payments that are due to M.I.T. in the same REPORTING PERIOD, provided, however, that in no event shall the royalty payments under Sections 4.1 (d) or 4.1 (e) when aggregated with any other offsets and credits allowed under this Agreement, be less than [***] of NET SALES for LICENSED PRODUCT(S) or [***] of NET SALES of IDENTIFIED PRODUCT(S) in any REPORTING PERIOD.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES. MIT will cooperate with COMPANY to provide such information and records as COMPANY may require in connection with any application to the tax authorities in any country, including attempt to obtain an exemption or a credit for any withholding tax due in any country on account of the payments made by COMPANY to MIT hereunder.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [***] of interest as reported by the Federal Reserve Bank of St. Louis on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

5. Reports and Records.

5.1 Frequency of Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within [***] of the end of each calendar year, containing information concerning the immediately preceding calendar year, as described in Section 3.1(b).

(b) Upon First Commercial Sale of a LICENSED PRODUCT or IDENTIFIED PRODUCT. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT or IDENTIFIED PRODUCT within [***] of occurrence in each country.

(c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or IDENTIFIED PRODUCT, COMPANY shall deliver reports to M.I.T. within [***] of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2 Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS relevant to the calculation of NET SALES sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services for a fee in each country;

(ii) the gross amount charged by COMPANY, its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS;

(iii) with respect to each unique Combination Product sold, the price values assigned to A and B, as used to determine the proration factor with respect to NET SALES of Combination Products (for the avoidance of doubt, M.I.T. hereby retains the right to request and receive any documentation used by COMPANY and or its consultants and advisors to determine such values, specifically without the need to invoke the procedures outlined in Section 5.4, below);

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

5.3 Financial Statements. Within [***] of the Company’s receipt of its audited financial statements for a given year or by [***], whichever comes first, COMPANY shall provide M.I.T. with a copy of such audited financial statements.

5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and shall ensure that its SUBLICENSEES undertake to maintain, complete and accurate records relating to LICENSED PRODUCTS and IDENTIFIED PRODUCTS developed, made, sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES and SUBLICENSE INCOME received which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. under Section 5 and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [***] following the end of the calendar year to which they pertain, during which time M.I.T., shall have the right, at M.I.T.’s expense, to cause an independent, certified public accountant inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement; provided in each case, that such accountant signs a confidentiality and non-use agreement in a form acceptable to COMPANY, in its reasonable discretion. The foregoing notwithstanding, the auditor shall have sole discretion to determine the scope of information required to effect the review required by this section, and such scope shall not be subject to approval by COMPANY. In the event that any audit performed under this Section reveals an underpayment in excess of [***], COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within [***] of receiving notice thereof from M.I.T. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled upon any request by M.I.T. for an audit under this Section. The parties shall cooperate in taking any actions necessary to achieve this result.

6. Patent Prosecution.

6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS using patent counsel reasonably acceptable to COMPANY. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution, and maintenance. M.I.T. shall instruct its patent counsel to copy COMPANY on all patent prosecution documents relating to the PATENT RIGHTS and shall provide COMPANY a reasonable opportunity to review and comment on such materials. M.I.T. shall consider in good faith any comments received from COMPANY relating to prosecution and maintenance of the PATENT RIGHTS

6.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and M.I.T.

6.3 Payment of Expenses. Subject to Section 6.4, payment of all documented, out-of-pocket fees and costs, including attorneys’ fees, relating to the filing, prosecution, and maintenance of the PATENT RIGHTS (“Patent Expenses”) shall be the responsibility of COMPANY and other commercial licensees of the PATENT RIGHTS as they exist from time to time (as used herein a “Commercial Licensee” shall mean a for-profit entity that has been granted a license by M.I.T. under the PATENT RIGHTS to develop and sell products). Subject to Section 6.4, COMPANY shall be responsible for a pro rata share of all Patent Expenses, whether such amounts were incurred before or after the EFFECTIVE DATE. As of the EFFECTIVE DATE, COMPANY’s pro rata share is [***] of the total, and M.I.T. has incurred approximately [***] for such patent-related fees and costs, with respect to which M.I.T. will provide COMPANY with supporting documentation. As commercial licensees are added over time, COMPANY’s pro rata share will decrease on a going forward basis only. No credits shall be allowed for payments due prior to each new commercial licensee. COMPANY shall reimburse [***] of all patent costs incurred prior to the EFFECTIVE DATE, that have not already been reimbursed, within thirty days of the EFFECTIVE DATE. COMPANY will reimburse the remaining [***] within [***] of the EFFECTIVE DATE of this Agreement or immediately upon termination of this Agreement if this Agreement is terminated prior to the [***] of this Agreement as long as there are no additional commercial licensees prior to these dates. If there are additional Commercial Licensees then COMPANY will not have to pay this remaining [***]. COMPANY will be responsible for its pro rata share for all patent expenses incurred after the EFFECTIVE DATE. COMPANY shall reimburse all amounts due pursuant to this Section within [***] of invoicing, supported by appropriate documentation; late payments shall accrue interest at [***]. In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office. Subject to Section 6.4, payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS (including without limitation interferences, reexaminations and reissues) shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE subject to the terms agreed upon in this section.

6.4. Abandonment. Notwithstanding the above, in the event that COMPANY desires to discontinue its support of any patent or patent application within the PATENT RIGHTS, in any particular country or countries, COMPANY shall provide M.I.T. with at least [***] prior written notice of such intended discontinuance of support. In such event, (i) any such patent or patent application, on a country by country basis, (the “RETURNED RIGHTS”) shall be removed from the definition of PATENT RIGHTS under this Agreement, (ii) the licenses granted to COMPANY and its AFFILIATES as to such RETURNED RIGHTS shall terminate, and (iii) COMPANY shall have no further obligation with respect to such RETURNED RIGHTS pursuant to Section 6.3, M.I.T. shall have the unrestricted right to license such RETURNED RIGHTS to third parties. Such notice to discontinue its support of any patent or patent application shall not relieve COMPANY from the obligations to pay for costs with respect to the filing, prosecution, and maintenance of such PATENT RIGHTS incurred prior to the expiration of the [***] notice period.

7. Infringement.

7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS in the FIELD.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section that will adversely affect the validity, enforceability or scope of the PATENT RIGHTS, without the prior written consent of M.I.T, which consent shall not be unreasonably withheld or delayed.

(b) M.I.T. Right to Prosecute. In the event that COMPANY fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action (and provided that the Company has been unsuccessful in persuading the alleged infringer to desist), M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T.

7.3 Declaratory Judgment Actions. In the event that a PATENT CHALLENGE is brought against M.I.T. or COMPANY by a third party, M.I.T., at its option, shall have the right within [***] after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY’s sole expense, subject to Sections 7.4 and 7.5.

7.4 Offsets. COMPANY may offset a total of [***] of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [***] in any REPORTING PERIOD.

7.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4), (ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount a reasonable approximation of the royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.

7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any out-of-pocket costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

8. Indemnification and Insurance.

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the Indemnitees as a result of any third party claims, suits, actions, demands or judgments resulting from the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY, except in each case to the extent caused by the gross negligence or willful misconduct of M.I.T.

(b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual conflicts in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

8.2 Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, and at the time as COMPANY commences clinical trials with respect to LICENSED PRODUCTS or IDENTIFIED PRODUCTS will carry products/completed operations coverage and errors and omissions liability insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, for the commercial general liability policy only, and (ii) shall require [***] written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of the commercial general liability insurance shall not be less than [***] with an aggregate of [***] for bodily injury including death, property damage, and products/completed operations coverage. The limits of the errors and omissions liability insurance shall not be less than [***]. At M.I.T.’s request, from time to time, COMPANY shall provide M.I.T. with Certificates of Insurance evidencing ongoing compliance with this Section. COMPANY shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of [***], if the coverage is under a claims-made policy.

9. Representations AND Warranties.

9.1 M.I.T. hereby represents and warrants that, as of the EFFECTIVE DATE of this Agreement (a) all named inventors of the PATENT RIGHTS have duly executed instruments assigning their entire right, title and interest in the PATENT RIGHTS to M.I.T. as assignee; (b) to its knowledge there is no action, suit, proceeding or investigation pending or threatened against M.I.T. that challenges the right of M.I.T. to enter into this Agreement, or to consummate the transactions contemplated hereby; (c) M.I.T. has the authority to grant the licenses as granted herein; and (d) M.I.T. has not granted to any third party any rights under the PATENT RIGHTS that would conflict with this Agreement.

9.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF M.I.T. OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

9.3 Neither Party will be responsible to the other for incidental or consequential damages of any kind, including economic damages or injury to property and lost profits regardless of whether such damages arise from claims based upon contract, negligence, tort (including strict liability or other legal theory), a breach of any warranty or term of this Agreement, and regardless of whether it was advised or had reason to know of the possibility of incurring such damages in advance.

10. Assignment.

This Agreement is personal to COMPANY and no rights or obligations may be assigned by Company without the prior written consent of M.I.T., which consent shall not be unreasonably withheld, except that COMPANY may assign its rights and obligations under this Agreement without such a consent to an AFFILIATE or another successor corporation in connection with the merger, consolidation, or sale (with or to such corporation) of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however , that(i) any payment amounts due to M.I.T. (including royalties and all patent expense amounts owed to M.I.T. under this Agreement, that are actually due as of the effective date of such assignment) shall be received by M.I.T. in full within [***] of any such transaction; and (ii) such successor shall agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of such transaction. Any assignment purported or attempted to be made in violation of the terms of this Section shall be null and void and of no legal effect.

11. General Compliance with Laws

11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material applicable local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES under this Agreement.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and will ensure that its SUBLICENSEES undertake to comply with, all United States export control laws and regulations, that as between COMPANY and M.I.T. it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3 Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure relating to this Agreement without the prior written consent of M.I.T, which consent M.I.T. may withhold in its sole discretion.  The foregoing notwithstanding, without the consent of M.I.T., COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS in business literature and public announcements. Such statements may not be used in marketing, promotion, or advertising.

11.4 Marking of LICENSED PRODUCTS and IDENTIFIED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and ensure that its SUBLICENSEES undertake to mark, all LICENSED PRODUCTS and IDENTIFIED PRODUCTS that are sold under this Agreement in countries in which there are issued patents within the PATENT RIGHTS with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. Termination.

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least ninety (90) days prior written notice to M.I.T., such notice to state the date at least ninety (90) days in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within [***] after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. If either party commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within [***] after receiving written notice thereof from the other party, the non-breaching party may terminate this Agreement immediately upon written notice to COMPANY.

12.4 Termination as a Consequence of Patent Challenge.

(a) By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or assists or causes others to bring a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense [***] after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement.

12.5 Disputes regarding Termination. If COMPANY disputes any termination by M.I.T. under this Section, it must notify M.I.T. of the nature of such dispute and the proposed manner in which to resolve the dispute within [***] of receipt of certified notification of termination by M.I.T., whichever is sooner. If the parties do not resolve such dispute within [***] of such notification, then COMPANY shall be required to initiate the dispute resolution procedures outlined in Section 13.3(a) immediately. If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

12.6 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement:

●	Article 1 (“Definitions”);
●	Article 8 (“Indemnification and Insurance”);
●	Article 9 (“Representations and Warranties”);
●	Article 13 (“Dispute Resolution”);
●	Article 14 (“Miscellaneous”);
●	The last paragraph of Section 4.1(c) (“Milestone Payments”), solely with respect to Surviving Milestone Payments
●	Section 4.1 (e) (Running Royalties for IDENTIFIED PRODUCTS)
●	Section 5.2 (“Content of Reports and Payments”) with respect to sales of LICENSED PRODUCTS made and SUBLICENSE INCOME received prior to termination;
●	Section 5.4 (“Records”);
●	Section 11.1 (“Compliance With Laws”);
●	Section 11.2 (“Export Control”);
●	Section 12.5 (“Disputes regarding Termination”); and
●	Section 12.6 (“Effect of Termination”).

(b) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY from the obligation to pay any amounts that became due on or before the effective date of termination.

13. Dispute Resolution.

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures.

(a) Mediation. In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party (“Notice Date”) pursuant to Section 14.1, whereupon both parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within [***] of the Notice Date. The mediation shall be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation shall designate two (2) or more nominees for mediator in its notice. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party. If within, [***] following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. The expenses of the mediation shall be borne equally by the parties, but each party shall be responsible for its own counsel fees and expenses.

(b) Trial Without Jury. If the dispute is not resolved by mediation within [***] after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14. Miscellaneous.

14.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, registered or certified mail, postage prepaid, in each case return receipt requested or (except with respect to notice of termination) confirmed facsimile transmission or confirmed electronic mail, to the following addresses or facsimile numbers of the parties:

If to M.I.T.:	Massachusetts Institute of Technology

Technology Licensing Office, Room NE18-501

255 Main Street, Kendall Square

Cambridge, MA 02142-1601

Attention: Director

Tel: [***]

Fax: [***]

If to COMPANY:	MBcure Ltd.

Science Part, Ness Ziona

7403635, Israel

Attention: Chief Business Officer

Tel: [***]

Fax: [***]

If, to COMPANY, notices regarding financial matters, including invoices:

Contact Name: Sigal Fattal, CFO

Department: Financial

Address:

Science Part, Ness Ziona,

7403635, Israel

Tel: [***]

Fax: [***]

Email: [***]

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

14.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over the City of New York, New York, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. Each of the parties submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over it or its AFFILIATES or constitutes an inconvenient or improper forum.

14.3 Confidentiality.

14.3.1 M.I.T. shall keep confidential, not disclose to any third party and not use for any purpose other than monitoring COMPANY’s performance under this Agreement all reports, notices, documents and information provided to M.I.T. by COMPANY under this Agreement; provided, however, that M.I.T. may include in its annual reports totals derived from information received from COMPANY (without attribution to COMPANY) that show revenues generated by the patents and patent applications licensed under this Agreement; and provided further that the non-disclosure and non-use obligations shall not apply to any information that (a) is or becomes part of the public domain other than by breach by M.I.T. of this Section 14.3.1, or (b) is required to be disclosed by M.I.T. pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency of competent jurisdiction or as otherwise required by law (provided that, in such case, M.I.T. shall notify COMPANY promptly upon receipt thereof and give COMPANY sufficient advance notice to permit it to seek a protective order or other similar order with respect to such information). To the extent that it is reasonably necessary, M.I.T. may disclose information it is otherwise obligated under this Section 14.3.1 not to disclose to (i) its employees and consultants on a need-to-know basis and on condition that such employees abide by the obligations set forth in this Section 14.3.1 and (ii) in confidence, to lawyers, accountants and financial advisors.

14.3.2 Each party shall keep the terms of this Agreement confidential and not disclose them to third parties other than in confidence to its and its Affiliates’ employees and consultants without the prior consent of the other party, except that (a) COMPANY may disclose this Agreement and/or the terms hereof in confidence to any bona fide prospective investor in or acquirer of COMPANY, or any bona fide prospective purchaser or licensee of a business or technology to which this Agreement pertains, (b) COMPANY shall have the right to disclose this Agreement as required by any securities laws or regulations or the regulations of any stock exchange, and (c) each party may disclose the existence of the relationship created by this Agreement without the disclosure of any financial details of this Agreement.

14.4 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.5 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within [***] after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

14.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.8 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is 25th April 2017.

MASSACHUSETTS INSTITUTE OF		MBCURE LTD.
TECHNOLOGY

By:	/s/ Lesley Millar-Nicholson	By:	/s/ Johnathan Solomon
Name:	Lesley Millar-Nicholson	Name:	Johnathan Solomon
Title:	Director, Technology Licensing Office	Title:	CEO

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY

By:	/s/ Maria T. Zuber
Name:	Maria T. Zuber
Title:	Vice President for Research
E. A. Griswold Professor of Geophysics

APPENDIX A

List of Patent Applications and Patents

I. United States Patents and Applications

[***]

II. International (non-U.S.) Patents and Applications

APPENDIX B

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

[***]

EXHIBIT A

CONFLICT AVOIDANCE STATEMENT

Name:

Dept. or Lab.:

Company:

Address:

Licensed Technology:

Because of the M.I.T. license granted to the above company and my equity position with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not:

1)	use students at M.I.T. for research and development projects for the company;

2)	restrict or delay access to information from my M.I.T. research;

3)	take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)	employ students at the company, except in accordance with Section 4.5.2, “Faculty and Students,” in the Policies and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

Signed:
Date:

Approved by:

Name (print):
(Dept. Head or Lab Dir)

* “Equity” includes stock, options, warrants or other financial instruments convertible into stock, which are directly or indirectly controlled by the inventor.

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